Exhibit 99.1

The Chefs’ Warehouse Reports First Quarter 2024 Financial Results
Ridgefield, CT, May 1, 2024 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States, the Middle East, and Canada, today reported financial results for its first quarter ended March 29, 2024.

Financial highlights for the first quarter of 2024:

•Net sales increased 21.5% to $874.5 million for the first quarter of 2024 from $719.6 million for the first quarter of 2023.
•GAAP net income was $1.9 million, or $0.05 per diluted share, for the first quarter of 2024 compared to $1.4 million, or $0.04 per diluted share, in the first quarter of 2023.
•Adjusted net income per share1 was $0.15 for the first quarter of 2024 compared to $0.12 for the first quarter of 2023.
•Adjusted EBITDA1 was $40.2 million for the first quarter of 2024 compared to $32.8 million for the first quarter of 2023.

“First quarter 2024 business activity displayed typical seasonal cadence as revenue trends coming out of January increased steadily into February and March. Our business units, international and domestic, delivered strong new customer and placement growth during the first quarter and aggregate price inflation continued to trend in the low single digit range”, said Christopher Pappas, Chairman and Chief Executive of the Company. “I would like to thank all our Chefs’ Warehouse teams, from sales and operations to all the supporting functions, for delivering a great start to 2024. As we head into the second quarter and the rest of the year, I would also like to recognize our customer and supplier partners for their support and confidence in our people, diversity and quality of products, and our high-touch, flexible distribution platform.”

First Quarter Fiscal 2024 Results

Net sales for the first quarter of 2024 increased 21.5% to $874.5 million from $719.6 million in the first quarter of 2023. The growth in net sales was the result of an increase in organic sales of approximately 8.8% as well as the contribution of sales from acquisitions, which added approximately 12.7% to sales growth for the quarter. Organic case count increased approximately 4.6% in the Company’s specialty category for the first quarter of 2024 with unique customers and placement increases at 10.1% and 12.0% respectively, compared to the first quarter of 2023. Organic pounds sold in the Company’s center-of-the-plate category increased approximately 6.2% for the first quarter of 2024 compared to the first quarter of 2023.

Gross profit increased 23.4% to $209.4 million for the first quarter of 2024 from $169.7 million for the first quarter of 2023. The increase in gross profit dollars was primarily as a result of increased sales and price inflation. Gross profit margins increased approximately 37 basis points to 23.9%.

Selling, general and administrative expenses increased by approximately 21.9% to $190.3 million for the first quarter of 2024 from $156.1 million for the first quarter of 2023. The increase was primarily due to higher depreciation and amortization driven by acquisitions and facility investments, and higher costs associated with compensation and benefits, facilities and distribution to support sales growth. As a percentage of net sales, selling, general and administrative expenses were 21.8% in the first quarter of 2024 compared to 21.7% in the first quarter of 2023. The increase is due to increased near-term costs associated with our investments in facilities and acquisitions.

1EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share to these measures’ most directly comparable GAAP measure.

Other operating expenses, net increased by $1.4 million primarily due to nonrecurring charges associated with employee severance in the first quarter of 2024.

Operating income for the first quarter of 2024 was $16.0 million compared to $11.9 million for the first quarter of 2023. The increase in operating income was driven primarily by higher gross profit, partially offset by higher selling, general and administrative expense, as discussed above. As a percentage of net sales, operating income was 1.7% in both the first quarter of 2024 and 2023.

Interest expense increased to $13.2 million for the first quarter of 2024 compared to $10.0 million for the first quarter of 2023. The increase was primarily driven by higher principal amounts of outstanding debt and higher rates of interest charged on the variable rate portion of our outstanding debt.

Net income for the first quarter of 2024 was $1.9 million, or $0.05 per diluted share, compared to $1.4 million, or $0.04 per diluted share, for the first quarter of 2023.

Adjusted EBITDA1 was $40.2 million for the first quarter of 2024 compared to $32.8 million for the first quarter of 2023. For the first quarter of 2024, adjusted net income1 was $5.9 million, or $0.15 per diluted share compared to adjusted net income of $4.6 million, or $0.12 per diluted share for the first quarter of 2023.

2024 Guidance

We are providing fiscal 2024 full year financial guidance as follows:

•Net sales in the range of $3.640 billion to $3.785 billion,
•Gross profit to be between $867.0 million and $902.0 million and
•Adjusted EBITDA to be between $207.0 million and $219.0 million.

First Quarter 2024 Earnings Conference Call

The Company will host a conference call to discuss first quarter 2024 financial results today at 8:30 a.m. EDT. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com. An online archive of the webcast will be available on the Company’s investor relations website.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our success depends to a significant extent upon general economic conditions, including disposable income levels and changes in consumer discretionary spending; the relatively low margins of our business, which are sensitive to inflationary and deflationary pressures and intense competition; the effects of rising costs for and/or decreases in supply of commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; our continued ability to promote our brand successfully, to anticipate and respond to new customer demands, and to develop new products and markets to compete effectively; our ability and the ability of our supply chain partners to continue to operate distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; risks associated with the expansion of our business; our possible inability to identify new

1EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share to these measures’ most directly comparable GAAP measure.

acquisitions or to integrate recent or future acquisitions, or our failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that customers could lose confidence in the safety and quality of certain food products; new information or attitudes regarding diet and health or adverse opinions about the health effects of the products we distribute; changes in disposable income levels and consumer purchasing habits; competitors’ pricing practices and promotional spending levels; fluctuations in the level of our customers’ inventories and credit and other related business risks; and the risks associated with third-party suppliers, including the risk that any failure by one or more of our third-party suppliers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain products or injure our reputation; our ability to recruit and retain senior management and a highly skilled and diverse workforce; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the cost and adequacy of our insurance policies; the impact and effects of public health crises, pandemics and epidemics, such as the outbreak of COVID-19, and the adverse impact thereof on our business, financial condition, and results of operations; significant governmental regulation and any potential failure to comply with such regulations; federal, state, provincial and local tax rules in the United States and the foreign countries in which we operate, including tax reform and legislation; risks relating to our substantial indebtedness; our ability to raise additional capital and/or obtain debt or other financing, on commercially reasonable terms or at all; our ability to meet future cash requirements, including the ability to access financial markets effectively and maintain sufficient liquidity; the effects of currency movements in the jurisdictions in which we operate as compared to the U.S. dollar; changes in the method of determining Secured Overnight Financing Rate (“SOFR”), or the replacement of SOFR with an alternative rate; and the effects of international trade disputes, tariffs, quotas and other import or export restrictions on our international procurement, sales and operations. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the SEC on February 27, 2024 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States, the Middle East and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 70,000 products to more than 44,000 customer locations throughout the United States, the Middle East and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 29, 2024	March 31, 2023
Net sales	$874,488	$719,645
Cost of sales	665,052	549,937
Gross profit	209,436	169,708

Selling, general and administrative expenses	190,321	156,137
Other operating expenses, net	3,112	1,672
Operating income	16,003	11,899

Interest expense	13,244	10,006
Income before income taxes	2,759	1,893

Provision for income tax expense	828	492

Net income	$1,931	$1,401

Net income per share:
Basic	$0.05	$0.04
Diluted	$0.05	$0.04

Weighted average common shares outstanding:
Basic	37,820,725	37,507,093
Diluted	38,626,885	38,161,269

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 29, 2024 AND DECEMBER 29, 2023
(unaudited; in thousands)

	March 29, 2024	December 29, 2023
Cash and cash equivalents	$42,266	$49,878
Accounts receivable, net	313,098	334,015
Inventories	271,791	284,528
Prepaid expenses and other current assets	65,533	62,522
Total current assets	692,688	730,943

Property and equipment, net	250,689	234,793
Operating lease right-of-use assets	185,425	192,307
Goodwill	356,579	356,021
Intangible assets, net	178,647	184,863
Other assets	6,346	6,379
Total assets	$1,670,374	$1,705,306

Accounts payable	$183,003	$200,547
Accrued liabilities	63,372	70,728
Short-term operating lease liabilities	23,280	24,246
Accrued compensation	34,702	37,071
Current portion of long-term debt	55,510	53,185
Total current liabilities	359,867	385,777

Long-term debt, net of current portion	667,290	664,802
Operating lease liabilities	178,625	184,034
Deferred taxes, net	14,746	14,418
Other liabilities	2,053	1,603
Total liabilities	1,222,581	1,250,634

Common stock	398	396
Additional paid in capital	352,672	356,157
Accumulated other comprehensive loss	(2,155)	(1,832)
Retained earnings	101,882	99,951
Treasury stock	(5,004)	—
Stockholders’ equity	447,793	454,672

Total liabilities and stockholders’ equity	$1,670,374	$1,705,306

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THIRTEEN WEEKS ENDED MARCH 29, 2024 AND MARCH 31, 2023
(unaudited; in thousands)

	Thirteen Weeks Ended
	March 29, 2024	March 31, 2023
Cash flows from operating activities:
Net income	$1,931	$1,401

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,234	7,011
Amortization of intangible assets	6,171	4,697
Provision for allowance for doubtful accounts	4,361	1,849
Deferred income tax provision	334	123
Loss on debt extinguishment	289	—
Stock compensation	4,199	5,334
Change in fair value of contingent earn-out liabilities	(613)	372
Non-cash interest and other operating activities	1,578	1,609
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	16,411	9,860
Inventories	13,148	(20,075)
Prepaid expenses and other current assets	(454)	1,612
Accounts payable, accrued liabilities and accrued compensation	(22,914)	(15,044)
Other assets and liabilities	(2,775)	(1,010)
Net cash provided by operating activities	30,900	(2,261)

Cash flows from investing activities:
Capital expenditures	(17,066)	(8,696)
Cash paid for acquisitions	(315)	(50,937)
Net cash used in investing activities	(17,381)	(59,633)

Cash flows from financing activities:
Payment of debt, finance lease and other financing obligations	(6,750)	(3,228)
Payment of finance leases	(1,125)	(150)
Common stock repurchases	(5,004)	—
Surrender of shares to pay withholding taxes	(7,073)	(1,763)
Cash paid for contingent earn-out liabilities	(1,300)	—
Net cash provided by financing activities	(21,252)	(5,141)

Effect of foreign currency translation on cash and cash equivalents	121	(23)
Net change in cash and cash equivalents	(7,612)	(67,058)
Cash and cash equivalents at beginning of period	49,878	158,800
Cash and cash equivalents at end of period	$42,266	$91,742

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME PER SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 29, 2024	March 31, 2023
Numerator:
Net income	$1,931	$1,401
Denominator:
Weighted average basic common shares outstanding	37,820,725	37,507,093
Dilutive effect of unvested common shares	756,440	577,557
Dilutive effect of options and warrants	49,720	76,619
Weighted average diluted common shares outstanding	38,626,885	38,161,269

Net income per share:
Basic	$0.05	$0.04
Diluted	$0.05	$0.04

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(unaudited; in thousands)

	Thirteen Weeks Ended
	March 29, 2024	March 31, 2023
Net income	$1,931	$1,401
Interest expense	13,244	10,006
Depreciation and amortization	9,234	7,011
Amortization of intangible assets	6,171	4,697
Provision for income tax expense	828	492
EBITDA (1)	31,408	23,607

Adjustments:
Stock compensation (2)	4,199	5,334
Other operating expenses, net (3)	3,112	1,672
Duplicate rent (4)	1,362	2,209
Moving expenses (5)	79	—
Adjusted EBITDA (1)	$40,160	$32,822

1.We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.
3.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.
4.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.
5.Represents moving expenses for the consolidation and expansion of several of our distribution facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 29, 2024	March 31, 2023
Net income	$1,931	$1,401
Adjustments to reconcile net income to adjusted net income (1):
Other operating expenses, net (2)	3,112	1,672
Duplicate rent (3)	1,362	2,209
Moving expenses (4)	79	—
Debt modification and extinguishment expenses (5)	1,064	376
Tax effect of adjustments (6)	(1,685)	(1,107)

Total adjustments	3,932	3,150

Adjusted net income	$5,863	$4,551

Diluted adjusted net income per common share	$0.15	$0.12

Diluted shares outstanding - adjusted	39,524,732	38,161,269

1.We are presenting adjusted net income and adjusted net income per share, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliations to net income and net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income and adjusted net income per share, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income and adjusted net income per share as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

3.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.Represents moving expenses for the consolidation and expansion of several of our distribution facilities.

5.Represents debt modification costs, extinguishment costs and interest expense related to the write-off of certain deferred financing fees related to our credit agreements.

6.Represents the adjustments to the tax provision values to a normalized annual effective tax rate on adjusted pretax earnings to 30.0% and 26.0% for the first quarter of 2024 and 2023, respectively.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 29, 2024	March 31, 2023
Numerator:
Adjusted net income	$5,863	$4,551
Add effect of dilutive securities:
Interest on convertible notes, net of tax	128	—
Adjusted net income available to common shareholders	$5,991	$4,551
Denominator:
Weighted average basic common shares outstanding	37,820,725	37,507,093
Dilutive effect of unvested common shares	756,440	577,557
Dilutive effect of options and warrants	49,720	76,619
Dilutive effect of convertible notes	897,847	—
Weighted average diluted common shares outstanding	39,524,732	38,161,269

Adjusted net income per share:
Diluted	$0.15	$0.12

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2024
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$50,700	$53,500
Provision for income tax expense	21,720	22,920
Depreciation & amortization	62,000	65,000
Interest expense	48,000	52,000
EBITDA (1)	182,420	193,420

Adjustments:
Stock compensation (2)	17,000	18,000
Duplicate rent (3)	4,000	4,000
Other operating expenses (4)	3,500	3,500
Moving expenses (5)	80	80
Adjusted EBITDA (1)	$207,000	$219,000

1.We are presenting estimated EBITDA and Adjusted EBITDA for fiscal 2024, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

5.Represents moving expenses for the consolidation and expansion of several of our distribution facilities.